Exhibit 99.1
FOR IMMEDIATE RELEASE
SURMODICS TO EXPLORE STRATEGIC ALTERNATIVES FOR
ITS SURMODICS PHARMACEUTICALS BUSINESS
EDEN PRAIRIE, MINN., December 14, 2010 — SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, today announced that its Board of Directors has authorized the Company to explore strategic alternatives for its SurModics Pharmaceuticals business, including a potential sale. SurModics Pharmaceuticals was formed following the acquisition of Brookwood Pharmaceuticals in July 2007, and the business includes microparticle and biodegradable implant drug delivery technologies, the cGMP manufacturing facility in Birmingham, Alabama and a range of biodegradable polymers marketed under the Lakeshore Biomaterials™ brand. The Board has retained Piper Jaffray & Co as its financial advisor in connection with this process.
“SurModics’ Board of Directors and management team have been intently focused on returning the Company to profitable growth,” said Robert C. Buhrmaster, chairman of the Board of Directors. “In recent months, we have implemented initiatives intended to reduce the Company’s cost structure to bring it more in line with customer demand and expected revenue. We also put in place a new organizational structure that provides enhanced accountability, improved efficiency and more effective resource deployment.”
“Our Board is committed to enhancing shareholder value and believes that now is the right time to examine a range of strategic alternatives for our Pharmaceuticals business,” continued Mr. Buhrmaster. “A key part of our Board’s recent strategic planning review has been to assess the opportunities available to SurModics’ key businesses and the investment time horizon in which we can create shareholder value from those opportunities. Our Pharmaceuticals business has compelling long-term growth and profitability prospects and operates a world-class facility for the manufacture of both clinical and commercial pharmaceutical products. However, our Board determined that the best course of action is to explore alternatives for our Pharmaceuticals business so that we can dedicate more resources and efforts to pursuing growth opportunities and investments in our Medical Device and In Vitro Diagnostics businesses.”
SurModics Pharmaceuticals is a product-focused leader in drug delivery, providing a broad range of technology solutions to pharmaceutical, biotech and medical device companies worldwide. It operates a cGMP facility for the manufacture of pharmaceutical products including long-acting parenterals, based on microparticles and solid implants. SurModics Pharmaceuticals also markets a range of biodegradable polymers under the Lakeshore Biomaterials™ brand.
SurModics noted that its Medical Device drug delivery technologies and business, as well as its I-vation™ drug delivery platform and other assets acquired from InnoRx are not included in the alternatives process. The Company also noted that no decision has been made to enter into any transaction at this time, and there can be no assurance that SurModics will enter into such a transaction in the future. It is SurModics’ policy not to comment on any specific discussions or potential transactions unless and until a definitive agreement is reached or the Board’s review has concluded.
About SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for In Vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com. The content of SurModics’ website is not part of this release or part of any filings the Company makes with the SEC.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as the Company’s ability to successfully consummate a transaction, including the potential sale, of its pharmaceuticals business, and our performance in the near- and long-term, including our positioning for profitable growth, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) our ability to successfully identify, negotiate, sign and close a potential strategic transaction related to our Pharmaceuticals business; (2) the inability to realize the anticipated benefits of any potential transaction regarding our Pharmaceuticals business, if consummated, or of our other recent cost savings initiatives; (3) the potential adverse impact to our business as a result of our announcement to pursue strategic alternatives for our Pharmaceuticals business; (4) developments in the regulatory environment, as well as market and economic conditions, may adversely affect our business operations and profitability; (5) our reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; and (6) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.
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Contact
Phil Ankeny
Interim CEO, Senior VP and CFO
(952) 829-2700